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                                                                   Exhibit 23.2

                        Consent of Independent Auditors

The Board of Directors
National Commerce Bancorporation:

   We consent to incorporation by reference in the registration statements (Form S-8: Nos. 33-23100, 33-38552, 33-88440, 333-42212 and 333-42214; and
Form S-3: Nos. 333-53587, 333-60953, and 333-49140) of National Commerce Ban-
corporation of our report dated January 20, 2000 relating to the consolidated balance sheet of CCB Financial Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 1999 prior to their restatement for the 2000 pool-ing-of-interests with National Commerce Bancorporation, which report appears in the December 31, 2000 annual report on Form 10-K of National Commerce Ban-corporation.

                                /s/ KPMG LLP

Raleigh, North Carolina
March 28, 2001